EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


             We consent to the incorporation by reference in the Form S-8 registration statement for TBC Corporation's 1989 Stock Incentive Plan of our reports dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of TBC Corporation and Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.


                                           COOPERS & LYBRAND L.L.P.




   Memphis, Tennessee
   February 10, 1998


























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